EXHIBIT 5.1

September 9, 2009

Alberto-Culver Company

2525 Armitage Avenue

Melrose Park, Illinois 60160

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel of Alberto-Culver Company, a Delaware corporation (the “Company”), and have advised the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to: (i) debt securities of the Company (the “Debt Securities”); (ii) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (iii) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”); (iv) depositary shares (the “Depositary Shares”) representing fractional interests in, or multiple shares of, a particular series or class of Preferred Stock and which may be represented by depositary receipts (“Depositary Receipts”); (v) warrants to purchase Common Stock (the “Common Stock Warrants”), warrants to purchase Preferred Stock (the “Preferred Stock Warrants” and, together with the Common Stock Warrants, the “Equity Warrants”) or warrants to purchase Debt Securities (the “Debt Security Warrants” and, together with the Equity Warrants, the “Warrants”); and (vi) Common Stock, Preferred Stock, Depositary Shares and Debt Securities that may be issued upon exercise of the Warrants. The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares and the Warrants are hereinafter collectively referred to as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

The Debt Securities are to be issued under an indenture, by and between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein. The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein. The Indenture, the Warrant Agreements and the Deposit Agreements are each referred to as a “Governing Instrument.”

I, or members of my staff, have examined or are otherwise familiar with (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated By-Laws of the Company, (iii) the Registration Statement and Prospectus and (iv) the form of Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. I, or members of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that (i) at the time of authorization, execution and delivery of the relevant Governing Instrument, the Company is validly existing under the laws of the State of Delaware, (ii) at the time of execution, authentication, countersignature, issuance and delivery, as applicable, of a Security, the relevant Governing Instrument will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the State of Delaware and the law of the State of New York, which I have assumed is the governing law applicable to the Governing Instrument, (iii) execution, delivery and performance by the Company of the relevant Governing Instrument will not violate the law of the State of Delaware and the law of the State of New York, which I have assumed is the governing law applicable to such Governing Instrument and (iv) the execution, delivery and performance by the Company of the relevant Governing Instrument does not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company. I have further assumed that at the time of execution, authentication, countersignature, issuance and delivery, as applicable, of a Security, the relevant Governing Instrument will be the valid and legally binding obligation of each counterparty thereto.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is my opinion that:

1. With respect to Common Stock, assuming (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (the Board of Directors or such duly constituted and acting committee thereof being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve (i) the issuance of the Common Stock and (ii) the terms of the offering thereof (including the consideration to be paid) and related matters, and (b) the consideration has been paid in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to Preferred Stock, assuming (a) the Board has taken all necessary corporate action to authorize and approve (i) the terms of the Preferred Stock, (ii) the issuance of the Preferred Stock and (iii) the terms of the offering thereof (including the consideration to be paid) and related matters, (b) the consideration has been paid in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (c) the appropriate filings have been made with the Secretary of State of the State of Delaware establishing the terms of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Depositary Shares, assuming (a) the Board has taken all necessary corporate action to authorize and approve (i) the issuance of the Preferred Stock represented by such Depositary Shares, (ii) the issuance and terms of the Depositary Shares, (iii) the terms of the offering thereof (including the consideration to be paid) and related matters and (iv) the execution and delivery of the Deposit Agreement, (b) the Preferred Stock represented by the Depositary Shares has been validly issued, is fully paid and non-assessable, and (c) the due execution, issuance and delivery of Depositary Shares and Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration thereof provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will constitute valid evidence of interest in the related Preferred Stock and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

4. With respect to the Equity Warrants, assuming (a) the Board has taken all necessary corporate action to authorize and approve the execution and delivery of the related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Equity Warrants, upon payment of the consideration for such Equity Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Equity Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Debt Securities, assuming (a) the Board or duly authorized officers of the Company (the Board or such authorized officers being referred to herein as the “Authorized Persons”) have taken all necessary corporate action to authorize and approve (i) the issuance and terms of any Debt Securities and (ii) the terms of the offering thereof (including the consideration to be paid) and related matters, and (b) the due execution, authentication issuance and delivery of the Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorized Persons and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Debt Security Warrants, assuming (a) the Authorized Persons have taken all necessary corporate action to approve the execution and delivery of the related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Debt Security Warrants, upon payment of the consideration for such Debt Security Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorized Persons and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Debt Security Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 3 through 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

I hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to me under the caption “Legal Matters” in the Prospectus included in the Registration Statement. I am admitted to practice law in the State of Illinois and I express no opinions as to matters under or involving any laws other than the laws of the States of Delaware and New York and the federal laws of the United States of America.

Sincerely, Alberto-Culver Company

/s/ Gary P. Schmidt
Gary P. Schmidt